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Exhibit 10.20

LINENS HOLDING CO. AND
LINENS 'N THINGS, INC.
DIRECTOR COMPENSATION POLICY

as adopted by the Boards of Directors of
Linens Holding Co. and Linens 'n Things, Inc.
on June 13, 2006

        WHEREAS, the Boards of Directors (each a "Board" and, collectively, the "Boards") of Linens Holding Co. ("Parent") and Linens 'n Things, Inc. (the "Company") desire to approve and adopt a policy with respect to the director compensation paid to the Chairman of the Board of Parent and the Company (the "Chairman") and to the directors of Parent and the Company who are not employees thereof or of any other direct or indirect subsidiary of Parent (the "Non-Employee Directors");

        NOW, THEREFORE, BE IT RESOLVED, that the policy for director compensation for the Chairman and the Non-Employee Directors be and is hereby approved and adopted as follows, with retroactive effect to April 1, 2006, the date of Parent's acquisition of the Company:

  1.
  the Chairman and each Non-Employee Director shall be entitled to receive an annual retainer in an amount equal to $40,000, and such annual retainer shall be paid in quarterly installments at or before the beginning of each calendar quarter, provided that the quarterly installment shall be pro-rated for the Chairman or any Non-Employee Director first elected to a Board after the beginning of a calendar quarter;

  2.
  the Chairman and each Non-Employee Director shall be entitled to receive a stipend of $2,000 for each joint meeting of the Boards or separate meeting of a Board attended in person and $500 for each such meeting attended telephonically, provided that only a single stipend shall be paid for any joint meeting of the Boards;

  3.
  each Non-Employee Director serving on a Board committee shall be entitled to receive a stipend of $1,000 for each meeting of such Board committee attended in person and $500 for each such meeting attended telephonically, provided that only a single stipend shall be paid for any joint meeting of such Board committees;

  4.
  the retainers and stipends shall be paid directly to the respective Chairman or Non-Employee Director or as otherwise designated thereby;

  5.
  the retainers and stipends shall be allocated among Parent and the Company as determined by management of Parent and the Company in its discretion and pursuant to any applicable legal or accounting requirements; and

  6.
  each Chairman and Non-Employee Director, upon first election to the Boards, shall be entitled to receive a grant of a non-qualified stock option to purchase a minimum of 5,000 shares of Parent's common stock, par value $0.01 per share (the "Common Stock"), such number of shares to be determined by the Board of Parent in its discretion and which grant shall be made outside of the Linens Holding Co. Stock Option Plan (the "Plan").

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LINENS HOLDING CO. AND LINENS 'N THINGS, INC. DIRECTOR COMPENSATION POLICY